Exhibit 23

The Board of Directors and Stockholders
CA, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) of CA, Inc. of our reports dated May 30, 2007, with respect to the consolidated balance sheets of CA, Inc. and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2007, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007, and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007, annual report on Form 10-K of CA, Inc.

/s/ KPMG LLP

New York, New York
May 30, 2007